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                                                                   Exhibit 99.6

                                                    July 22, 1998

BANK ONE CORPORATION
100 East Broad Street
Columbus, Ohio 43271-0158

To the Board of Directors:

  I hereby consent to being named as a person about to become a director of BANK ONE CORPORATION, a Delaware corporation ("BANK ONE"), in connection with the consummation of the merger (the "Merger") of each of BANC ONE CORPORATION, an Ohio corporation ("BANC ONE") and First Chicago NBD Corporation ("FCN"), with and into BANK ONE pursuant to the Agreement and Plan of Reorganization, dated as of April 10, 1998, as amended, by and among BANK ONE, BANC ONE and FCN, in the Registration Statement on Form S-4 filed by BANK ONE with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.

                                          Sincerely,

                                          /s/ Richard J. Lehmann

                                          Richard J. Lehmann